EXHIBIT 32.1

              CERTIFICATION PURSUANT TO
               18 U.S.C.  SECTION 1350
               AS ADOPTED PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Royal Style Design, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nikolay Lobachev, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Nikolay Lobachev
Nikolay Lobachev
Chief Financial Officer

May 17, 2010